Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 40 to Registration Statement No. 2-82510 on Form N-1A of our report dated February 20, 2007, relating to the financial statements and financial highlights of Morgan Stanley Variable Investment Series (the “Fund”), including the Money Market, Limited Duration, Income Plus, High Yield,  Utilities, Income Builder, Dividend Growth, Global Dividend Growth, European Equity, Equity, S&P 500 Index, Global Advantage, Aggressive Equity, and Strategist Portfolios, appearing in the Annual Report on Form N-CSR of the Fund for the year ended  December 31, 2006, and to the references to us on the cover page of the Statement of Additional Information and under the captions “Financial Highlights” in the Prospectuses and “Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, all of which are part of such Registration Statement.

Deloitte & Touche LLP

New York, New York

April 9, 2007